UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 (the “Amendment”) to the Current Report of Lighting Science Group Corporation (the “Company”), which was filed with the Securities and Exchange Commission on July 28, 2010 (the “Original Filing”), is being filed to revise and clarify the description of Gregory Kaiser’s responsibilities with HD Supply, Inc., as previously disclosed under Item 5.02 of the Original Filing. Specifically, this Amendment clarifies that Mr. Kaiser’s prior positions included serving as Chief Financial Officer of an internal division of HD Supply, Inc. This Amendment amends and restates Item 5.02 in its entirety. The Original Filing shall otherwise remain unchanged.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 28, 2010, Jonathan Cohen gave the Company notice of his intent to resign from his position as Vice President and Chief Accounting Officer of the Company effective as of September 10, 2010.

Mr. Cohen is leaving the Company for personal reasons and to pursue other opportunities. Mr. Cohen will continue to perform his duties and responsibilities and will assist Mr. Kaiser in the transition until the effective date of his registration. The Company has agreed to pay Mr. Cohen severance equal to three months of his current base salary and to accelerate vesting with respect to 100,000 of the stock options previously awarded to him, which options will remain exercisable for 30 months.

As described in Item 1.01 of this Current Report on Form 8-K, effective as of July 28, 2010, the Company appointed Gregory Kaiser as interim Chief Financial Officer of the Company, and Mr. Kaiser’s employment with the Company is subject to the Employment Letter.

Mr. Kaiser has held senior accounting positions with both publicly-traded and privately-held companies. Since 2009, Mr. Kaiser has served as Co-founder and Chief Financial Officer for Mycontent.com, LLC, a start-up social networking website. Prior to joining Mycontent.com, from 2003 until 2009, Mr. Kaiser held numerous positions, including Vice President and Chief Financial Officer of an internal division, with HD Supply, Inc., a $10 billion wholesale distributor serving professional customers in the infrastructure & energy, maintenance and improvement and specialty construction markets. Prior to joining HD Supply, Inc., Mr. Kaiser served as Assistant Corporate Controller for Hughes Supply, Inc., a former public company listed on the New York Stock Exchange. From 2001 until 2003, Mr. Kaiser served as Division Controller for Equitable Resources, Inc., a public company traded on the New York Stock Exchange. From 1996 – 2001, Mr. Kaiser served with the Internal Audit division of Pitt-Des Moines, Inc., and from 1994 – 1996, Mr. Kaiser served as an accountant for Deloitte & Touche LLP.

Mr. Kaiser, 38, is a Certified Public Accountant and received a bachelor’s degree from West Virginia University in Business Administration/Accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: July 30, 2010	By:	/s/ John D. Mitchell, Jr.
	Name:	John D. Mitchell, Jr.
	Title:	General Counsel